UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2006

FARGO ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29029	41-1959505
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

6533 Flying Cloud Drive Eden Prairie, Minnesota		55344
(Address of Principal Executive Offices)		(Zip Code)

(952) 941-9470

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01              Completion of Acquisition or Disposition of Assets.

On August 3, 2006, pursuant to a merger agreement, dated May 22, 2006 (the “Merger Agreement”), among Fargo Electronics, Inc. (“Fargo”), Assa Abloy, Inc. (“Assa”), HID Global Corporation (“HID”) and Dakota Acquisition Sub, Inc. (“Acquisition Sub”), Acquisition Sub merged with and into Fargo (the “Merger”).  Fargo is the surviving corporation in the Merger and, as a result, is a wholly-owned subsidiary of HID.  Pursuant to the terms of the Merger Agreement, former Fargo stockholders are entitled to receive $25.50 per share in cash for each share of Fargo common stock, par value $0.01 per share (“Common Stock”), outstanding at the effective time of the Merger and former option holders are entitled to receive $25.50 less the exercise price of each outstanding stock option outstanding at the effective time of the Merger, in each case without interest and less any applicable withholding taxes, as consideration for the Merger.

The foregoing description of the Merger Agreement (including the description of the consideration paid in connection with the Merger) is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Fargo’s Current Report filed on Form 8-K on May 23, 2006 and incorporated by reference herein.

Item 3.03              Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report is incorporated by reference herein.   Pursuant to the terms of the Merger Agreement, each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by ASSA, HID and Acquisition Sub, treasury shares and shares held by stockholders properly exercising appraisal rights under Section 262 of the General Corporation Law of the state of Delaware) was converted into the right to receive $25.50 in cash without interest and less any applicable withholding taxes.

Item 5.01              Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report is incorporated by reference herein.  As a result of the Merger HID became the direct owner of 100% of the voting securities of Fargo.  Acquisition Sub was merged with and into Fargo, with Fargo surviving the Merger as a wholly owned subsidiary of HID. The amount of funds required to fund payment of the merger consideration and the option consideration is estimated to be $337 million, which HID intends to obtain from its working capital and available capacity under its existing credit agreement.  There are no arrangements or understandings with respect to the election of directors or related matters.

Item 5.02                                          Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

In connection with the Merger, effective as of the effective time on August 3, 2006, Gary R. Holland, Edward H. Bersoff, William H. Gibbs, Kent O. Lillemoe, David D. Murphy, Elaine A. Pullen and Edward J. Smith (all of the current directors of Fargo), resigned from Fargo’s board of directors.  Immediately following the effective time, HID, as sole stockholder of Fargo, elected Denis R. Hébert, Joseph J. Grillo, Gary R. Holland, Mary Procyk and Jeffrey A. Mereschuk as the new directors of Fargo.  The principal officers of Fargo will remain in place.

Item 5.03              Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, effective on August 3, 2006, the Amended and Restated Certificate of Incorporation and Bylaws of Fargo were amended and restated. The Amended and Restated Certificate of Incorporation of Fargo is attached as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03.

Item 8.01              Other Events.

On August 3, 2006, Fargo issued a press release announcing that it held a special meeting of its stockholders on August 3, 2006 at which Fargo stockholders approved the Merger. Shortly thereafter, a Certificate of Merger was filed with the Delaware Secretary of State to consummate the Merger. A copy of the press release dated August 3, 2006 is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01              Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation of Fargo Electronics, Inc.
99.1	Fargo Electronics, Inc. news release dated August 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARGO ELECTRONICS, INC.

Dated: August 4, 2006	By:	/s/ Gary R. Holland
Gary R. Holland
President and Chief Executive Officer

FARGO ELECTRONICS, INC.

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
3.1	Certificate of Incorporation of Fargo Electronics, Inc.	Filed herewith
99.1	Fargo Electronics, Inc. news release dated August 3, 2006	Filed herewith